SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-DENISON INTL PLC-ADR

         MJG ASSOCIATES
                                 2/04/04            1,998-           23.9600
                    GABELLI SECURITIES, INC.
                                 2/13/04            1,300-           24.0000
                    GABELLI PERFORMANCE PARTNERS
                                 2/13/04            3,000-           24.0000
                    GABELLI INTERNATIONAL LTD
                                 2/13/04            2,600-           24.0000
                    GAMCO INVESTORS, INC.
                                 2/13/04          184,500-           24.0000
                                 2/13/04          105,361-           24.0000
                                 1/30/04            1,000            23.9000
                                 1/28/04              100            24.1900
                                 1/12/04           10,200            23.9210
                                 1/12/04           10,000            23.9200
                    GABELLI ASSOCIATES LTD
                                 2/13/04           77,970-           24.0000
                                 2/09/04              100            23.9000
                                 2/04/04            1,998            23.9600
                                 1/30/04            4,000            23.8750
                                 1/21/04           10,000            23.9300
                                 1/13/04            2,000-           24.0000
                                 1/12/04            5,000            23.9210
                                 1/09/04           10,000            23.9300
                                 1/05/04              300            23.9200
                    GABELLI FUND, LDC
                                 2/13/04              500-           24.0000
                    GAF II
                                 2/13/04            5,398-           24.0000
                                 1/12/04            3,000            23.9210
                    GABELLI ASSOCIATES FUND
                                 2/13/04           81,620-           24.0000
                                 2/12/04              650            23.9500
                                 1/30/04            6,000            23.8750
                                 1/21/04           10,200            23.9490
                                 1/16/04              600            23.9133
                                 1/14/04              100            23.9100
                     GABELLI FUNDS, LLC.
                         GABELLI MATHERS FUND
                                 2/13/04            6,000-           24.0000
                         GABELLI SMALL CAP GROWTH FUND
                                 2/13/04          119,200-           24.0000


          (1) THE DISPOSITIONS MADE ON FEBRUARY 13, 2004 WERE IN
         CONNECTION WITH THE TENDER OFFER DISCRIBED IN ITEM
         5(a) OF THIS AMENDMENT TO SCHEDULE 13D.
         ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NASDAQ
         NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.